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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of NTL Incorporated for the registration of 60,000,000 shares of its common stock of our report dated March 7, 2000 with respect to the consolidated financial statements and schedules of NTL (Delaware), Inc. (formerly NTL Incorporated) included in its Annual Report (Form 10-K) for the year ended December 31, 1999, as amended on August 29, 2000, filed with the Securities and Exchange Commission.

                                                           /s/ ERNST & YOUNG LLP
New York, New York
November 8, 2000